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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-105196) of GATX Financial Corporation and in the related Prospectus of our reports dated March 1, 2007, with respect to the consolidated financial statements of GATX Financial Corporation, GATX Financial Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GATX Financial Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

                                  /s/ Ernst & Young LLP

Chicago, Illinois
March 1, 2007


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